                                                            Exhibit No. EX-99.h3

                                    FORM OF

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

February 21, 2006

Delaware Group Adviser Funds
2005 Market Street
Philadelphia, PA 19103

          Re: Expense Limitations

Ladies and Gentlemen:

          By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby,  Delaware  Management  Company, a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance  of certain  portfolios  of the above listed  registered  investment company,  which is  comprised  of the  Delaware  U.S.  Growth Fund and  Delaware
Diversified Income Fund (together,  the "Funds"),  the Advisor shall, from March
1, 2006  through  February 28,  2007,  waive all or a portion of its  investment advisory fees and/or reimburse expenses (excluding any Rule 12b-1 plan expenses, taxes,  interest,  brokerage fees,  certain  insurance  costs and  extraordinary expenses) in an aggregate  amount equal to the amount by which each Fund's total
operating  expenses  (excluding  any  12b-1  plan  expenses,   taxes,  interest,
brokerage fees, certain insurance costs and extraordinary  expenses) exceeds the following  total  operating  expense  ratios  (excluding  any  Rule  12b-1  plan
expenses,   taxes,  interest,   brokerage  fees,  certain  insurance  costs  and
extraordinary expenses):

         Delaware U.S. Growth Fund                                0.75%
         Delaware Diversified Income Fund                         0.75%

          The Advisor  acknowledges that it (1) shall not be entitled to collect on or make a claim for waived fees at any time in the future,  and (2) shall not be entitled to collect on or make a claim for  reimbursed  Fund  expenses at any time in the future.

                                    Delaware Management Company, a series of
                                    Delaware Management Business Trust

                                    By: _________________________
                                          Name:
                                          Title:
                                          Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Adviser Funds

By: _________________________
    Name:
    Title:
    Date: